                                                                     Exhibit 5.1

                             McDermott, Will & Emery
                             227 West Monroe Street
                             Chicago, Illinois 60606

                                                                  June ___, 2002

Kellwood Company
600 Kellwood Parkway
St. Louis, Missouri 63017

          Re:  Registration Statement on Form S-4 File No. 333-88962

Ladies and Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which Kellwood Company (the "Company") intends to register 3,400,000 common shares, par value $.01 per share, of the Company (the "Common Shares"), plus the resale of a portion of these Common Shares, to be issued in connection with its wholly owned subsidiary, Cradle, Inc.'s offer to purchase all the issued and outstanding shares of common stock, par value $0.01 per share, of Gerber Childrenswear, Inc. ("Gerber"), and Class B common stock , par value $0.01 per share, of Gerber, for consideration consisting of a combination of cash and Common Shares.

     In arriving at our opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based upon and subject to the foregoing, we are of the opinion that the Common Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the references to our firm under the headings "Material United States Federal Income Tax Consequences" and "The Merger Agreement" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,


                                       /s/ McDermott, Will & Emery